Exhibit f.18

EXECUTION COPY

FOURTH AMENDMENT TO WARRANT PARTICIPATION AGREEMENT

(Hercules Funding Trust I)

THIS FOURTH AMENDMENT TO THE WARRANT PARTICIPATION AGREEMENT, dated as of May 2, 2007 (this “Amendment”), is entered into in connection with that certain Warranty Agreement, dated as of August 1, 2005, as amended by the First Omnibus Amendment dated as of March 6, 2006, the Second Amendment to Warrant Participation Agreement dated October 16, 2006 and the Second Omnibus Amendment dated as of December 6, 2006 (as further amended, supplemented, restated or replaced from time to time, the “Warrant Participation Agreement”), by and among Hercules Technology Growth Capital, Inc. (together with its successors and assigns, “Hercules”) and Citigroup Global Markets Realty Corp. (together with its successors and assigns, the “Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Warrant Participation Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Warrant Participation Agreement, and, pursuant to and, in compliance with Section 18 thereof, the parties hereto desire to amend the Warrant Participation Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recital, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

(a) The following definitions in Section 1 of the Warrant Participation Agreement are hereby added or amended and restated in their entirety, as applicable, as follows:

“Amendment Date”: May 2, 2007.

“Warrant” and “Warrants” shall mean all warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by Hercules as an “equity kicker” from the Obligor in connection with any Transferred Loan sold or granted by Hercules to the Depositor under the Loan Sale Agreement prior to the Amendment Date, including any additional amounts of interests that a holder thereof may became entitled to by operation of any anti-dilution or other adjustment rights which may result in, for example, a subdivision or combination thereof in accordance with the related Warrant Agreement as listed on Exhibit A attached hereto.

For the avoidance of doubt, the term Warrant shall in no event include the right of Hercules to participate as an investor in future equity financings by an Obligor and to the extent a Transferred Loan represents a percentage of a Loan made by Hercules to an Obligor, the Warrants shall include only the pro rate percentage of the warrants (or other comparable equity interest described above) issued to Hercules by the Obligor in connection with such Loan, such ratable portion to be determined by reference to a fraction, the numerator of which is the outstanding principal amount of the Transferred Loan, and the denominator of which is the aggregate outstanding principal amount of such Loan.

(b) With respect to Section 3 and Section 14(a) of the Warrant Participation Agreement, the term “Collection Date” is hereby replaced with the term “Amendment Date” in each instance.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Warrant Participation Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Warrant Participation Agreement other than as expressly set forth herein and shall not constitute a novation of the Warrant Participation Agreement.

SECTION 3. REPRESENTATIONS.

Each of Hercules and the Participant represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not violate (A) its charter, by-laws, or other organizational documents, or (B) any provision of applicable law or regulation;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) there is no Event of Default as described in the Warrant Participation Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon the following:

(i) delivery of executed signature pages to this Amendment by all parties hereto;

(ii) delivery of executed signature pages to the Amended and Restated Note Purchase Agreement dated as of the date hereof by all parties thereto;

(iii) delivery of executed signature pages to the Amended and Restated Sale and Servicing Agreement dated as of the date hereof by all parties thereto;

(iv) delivery of executed signature pages to the First Amendment to the Loan Sale Agreement dated as of the date hereof by all parties thereto;

(v) delivery of executed signature pages to the First Amendment to Joinder in Intercreditor and Concentration Account Administration Agreement dated as of the date hereof by all parties thereto;

(vi) delivery of all executed signature pages to the Second Amended and Restated Warrant Pledge and Security Agreement dated as of the date hereof by all parties thereto;

(vii) delivery of executed signature pages to the First Supplemental Indenture dated as of the date hereof by all parties thereto; and

(viii) delivery of executed signature pages to the First Amendment to Securities Account Control Agreement dated as of the date hereof by all parties thereto.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Warrant Participation Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERCULES:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ David Lund
Name: David Lund
Title: Chief Financial Officer

THE PARTICIPANT:	CITIGROUP GLOBAL MARKETS REALTY CORP.

	By:	/s/ Douglas Lipton
Name: Douglas Lipton
Title: Authorized Signor